EXHIBIT 10(h)

THE DOW CHEMICAL COMPANY
1994 EXECUTIVE PERFORMANCE PLAN

As amended and restated on December 10, 2008, effective January 1, 2009.

1.
Establishment and Purpose of the Plan:  The Dow Chemical Company 1994 Executive Performance Plan is hereby established upon the following terms and conditions. The purpose of the Plan is to recognize and reward on an annual basis the individual and team performance of Executive Officers of The Dow Chemical Company toward the overall profitability of the Company.

2.             Definitions

2.01.       Awardee: An Executive Officer to whom a Performance Award is made.

2.02.        Board of Directors: The Board of Directors of the Company.

2.03.
Cash: Funds in U.S. dollars or such other currency used as a medium of payment for an annual Executive Performance Award. Conversion from the U.S. dollar to other currencies shall be at the intercompany exchange rate in effect at the time of payment.

2.04.
Change in Control: For purposes of this Plan, a “Change of Control” shall be deemed to have occurred on: (a) the date that any one person, or more than one person acting as a group acquires, ownership of stock of The Dow Chemical Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of The Dow Chemical Company, (b) the date that a majority of the members of the Board of Directors of The Dow Chemical Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors before the date of the appointment or election, (c) the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of The Dow Chemical Company possessing 30% or more of the total voting power of the stock of such corporation, (d) the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from The Dow Chemical Company that has a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of The Dow Chemical Company immediately before such acquisition or acquisitions, provided that the following asset transfers shall not result in a Change of Control:  (i)  a transfer of assets to a stockholder of The Dow Chemical Company in exchange for or with respect to its stock, (ii)  a transfer to a corporation, 50% or more of the total value or voting power of which is owned, directly or indirectly, by The Dow Chemical Company, (iii) a transfer to a person, or more than one person acting as a group, that owns 50% or more of the stock of The Dow Chemical Company, or  (iv) a transfer to an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii).

This definition of “Change of Control” is intended to conform to the definition of a “change in ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined under Section 409A of the Internal Revenue Code of 1986, as amended, and any subsequent authority issued pursuant thereto, and no corporate event shall be considered a Change of Control unless it meets such requirements.

2.05.	Commission: The Securities and Exchange Commission.

2.06.
Committee: The Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, designated to administer the Plan under Section 4, which committee shall have at least three members, each of which shall be a Disinterested Person and an Outside Director.

2.07.	Common Stock: The Common Stock of the Company, par value $2.50 per share, or such other class or kind of shares or other securities as may be applicable under Section 11.

2.08.	Company: The Dow Chemical Company, a Delaware corporation, or any successor to substantially all its business.

2.09.	Elective Deferral: A Performance Award that is designated to be received under The Dow Chemical Company Elective Deferral Plan (“Elective Deferral Plan”) instead of immediately in cash.

2.10.
Deferred Stock: A Performance Award that is designated to be received in Deferred Stock is Common Stock received at a time in the future on a date or dates selected by the Committee. The number of shares of Deferred Stock is determined by dividing the Performance Award amount by the Fair Market Value of Common Stock as of a date to be specified by the Compensation Committee or its delegate, which date must be in the year prior to the year for which the Performance Award may be earned. Fractional units are paid in Cash. The Awardee will receive from the Company Dividend Equivalents on shares of Deferred Stock from the date the Performance Award is granted pursuant to Section 6.03 until the date the actual shares are issued to the Awardee.

2.11.	Disinterested Person: A person described in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission.

2.12.	Dividend Equivalents: An amount equal to any actual dividend paid by the Company on one share of Common Stock.

2.13.	This paragraph is intentionally left blank.

2.14.	Exchange Act: The Securities Exchange Act of 1934, as amended.

2.15.
Executive Officer: Any person, who, at the time a Performance Award is granted pursuant to Section 6.03, is subject to the provisions of Item 402, Regulation S-K, of the Exchange Act, and the provisions of Section 162(m) of the Internal Revenue Code.

2.16.
Fair Market Value: As applied to a specific date, the closing price of Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange issues on such date, or if Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded.

2.17.	Internal Revenue Code: The Internal Revenue Code of 1986, as amended.

2.18.
Negative Discretion: Other factors to be applied by the Committee in determining the size of the Performance Award if the Performance Goal has been achieved if, in the Committee's sole judgment, such application is appropriate in order to act within the best interest of the Company and its stockholders. The Negative Discretion factors include the Company's performance as measured primarily by earnings per common share, the achievement of measurable individual performance objectives established by the Committee and communicated to the Executive Officer in advance of the period in which the service is to be performed, and competitive pay practices. In no event shall any discretionary authority granted to the Committee by the Plan be used to increase the Performance Award above the Maximum Amount Payable established in Section 6.02 of the Plan.

2.19.
Net Income: Net income available for common stockholders as reported in the Company's audited consolidated financial statements, but not including extraordinary items, the cumulative effect of accounting changes and the after-tax amount of any special or restructuring charges reported by Dow Corning Corporation.

2.20.	Outside Director: A person defined in proposed Regulation 1.162-27 (e)(3) promulgated under the Internal Revenue Code, or any successor definition adopted.

2.21.	Performance Award: An award of Cash, Deferred Cash, Deferred Stock, Dividend Units or any combination thereof under the Plan.

2.22.
Performance Goal: The required performance upon which payment of a Performance Award is contingent, as described in Section 6 of the Plan. Its accomplishment must be determinable by a third party with knowledge of the relevant facts.

2.23.	Plan: The Dow Chemical Company 1994 Executive Performance Plan herein set forth, as the same may from time to time be amended.

2.24.	Service: The Internal Revenue Service.

3.	Eligibility: Any Executive Officer of the Company as defined herein is eligible to receive an Award under the Plan.

4.	Plan Administration

4.01.	Administrator: The Plan shall be administered by the Committee.

4.02.
Administrative Powers: The Committee, or its delegate shall have the full power to interpret and administer the Plan and full authority to act in selecting the Executive Officers to whom Performance Awards will be granted, in applying Negative Discretion pursuant to Section 6.02 of the Plan, in determining the type and amount of Performance Award to be granted to each such Executive Officer, the terms and conditions of Performance Awards granted under the Plan and the terms of agreements which will be entered into with Awardees. The Committee shall have the power to make regulations for carrying out the Plan and to make changes in such regulations as they from time to time deem proper. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, employees, Executive Officers, their respective legal representatives, successors and assigns and upon all other persons claiming under or through any of them.

4.03.
Limitation on Liability: Members of the Board of Directors and members of the Committee and their delegates acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

5.
Election of the Form of Award: Prior to January 1 of any fiscal year, the Executive Officer shall select the form of payment for any Performance Award that may be earned for that fiscal year's service.  The forms of payment available to Awardees are as follows.  For Awardees who are eligible under the Elective Deferral Plan, the choices are: cash, or receiving the Award through the Elective Deferral Plan.  For Awardees who are not eligible for the Elective Deferral Plan, the choices are: cash, or receiving Deferred Stock.

6.	Performance Goal and Determination of Performance Award

6.01.
Performance Goal: In order for any Executive Officer to earn a Performance Award under the Plan for any given fiscal year, Net Income in excess of U.S. $700 million for that same fiscal year must be achieved. The amount of the maximum annual Performance Award payable for each Executive Officer (the "Maximum Amount Payable") is dependent upon the amount of the Company's Net Income for the subject fiscal year, increasing only in proportion to increases in Net Income. In no event shall a Performance Award under the Plan be payable to any Executive Officer in any year in which the Net Income is less than $700 million.

6.02.
Maximum Amount Payable: No single individual Performance Award for any single year shall exceed two tenths of one percent (0.2%) of the Company's Net Income for that same fiscal year. In determining the actual size of any individual Performance Award, the Committee may reduce the amount of the Performance Award below the Maximum Amount Payable through the use of Negative Discretion, if in its sole judgment, such reduction is appropriate. The Committee may not increase the amount of a Performance Award above the Maximum Amount Payable under the Plan through the use of positive discretion.

6.03.
Determination of Performance Award: Each year, when the Net Income for the prior fiscal year has been calculated, the Committee shall: (1) determine whether the Performance Goal for the prior fiscal year has been met and so certify in writing in the Committee minutes or elsewhere, (2) establish the individual Maximum Amounts Payable under the terms of the Plan, (3) review each Executive Officer's performance, (4) apply Negative Discretion as the Committee may deem appropriate, (5) calculate the amount of each Performance Award to be awarded that year under the Plan and (6) grant any such Performance Awards. Executive Officers who leave the employment of the Company during the subject fiscal year due to normal or early retirement may be paid a pro rata share of the Performance Award earned through the date of retirement pursuant to the terms of this Section 6.03 during the time they were Executive Officers, provided they are not otherwise within the forfeiture provisions of Section 14.

7.
Shares Subject to the Plan:  Subject to adjustment as provided in Section 11, the total number of shares of Common Stock available under the Plan is 100,000 shares. Shares issued hereunder may consist of authorized and unissued shares or treasury shares. If any shares subject to any Performance Award granted hereunder are forfeited or such Performance Award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such Performance Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

8.	Cash: The grant of an Award of cash shall be paid to the Awardee between January 1 and March 15 of the year following the performance year.

9.	Elective Deferral Plan: The grant of an Award through the Elective Deferral Plan shall be governed by the terms of the Elective Deferral Plan.

10.	Deferred Stock Rules and Conditions: The grant of Deferred Stock shall be upon the following rules and conditions:

10.01.
Deferred Stock Agreements: Deferred Stock shall be evidenced by Deferred Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions (including provisions for the protection of Deferred Stock in the event of mergers, consolidations, dissolutions and liquidations affecting either the agreement or the stock issued thereunder) as the Committee shall deem advisable.

10.02.
Crediting of Deferred Stock: Upon determination of the number of shares of Deferred Stock to be granted to an Awardee, the Committee shall direct that the same be credited to the Awardee's account on the books of the Company, but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 10.04 hereof. Prior to issuance and delivery hereunder, the Awardee shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to his or her account.

10.03.
Payment of Dividend Equivalents: During the period that shares of Deferred Stock remain credited to the account of an Awardee and before their issuance and delivery, the Company shall pay or accrue to the Awardee, on each Common Stock dividend record date, a sum of cash equal to what would have been received if the shares of Deferred Stock credited to the account had been owned, subject to such conditions as the Committee may deem appropriate.  Dividend equivalents will be paid as specified in the applicable Deferred Stock agreement.

10.04.
Delivery: Subject to the terms and conditions described herein, the shares of Deferred Stock credited to the account of an Awardee shall be issued and delivered to the Awardee in one or more installments beginning with such date as the Committee may determine, as specified in the applicable Deferred Stock agreement.

11.
Adjustments Upon Changes in Capitalization: In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or a sale by the Company of all or part of its assets, or any distribution to stockholders other than a normal cash dividend, the Board of Directors shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such adjustment, however, and the Fair Market Value of any fractional shares resulting from adjustments pursuant to this section shall be paid in cash to the Awardee.

12.
Effective Date and Termination of the Plan: The Plan shall be effective as of January 1, 1994, subject to approval by the Company's stockholders. The Plan shall remain in full force and effect until terminated by the Board of Directors.

13.
Amendment of the Plan: The Board of Directors shall have the power to amend, suspend or terminate the Plan at any time except for any amendment requiring stockholder approval pursuant to the provisions of the Exchange Act or the Internal Revenue Code.

14.
Forfeiture: Prior to a Performance Award grant pursuant to Section 6.03, Performance Awards may be forfeited if the Awardee terminates his or her employment for any reason other than death or retirement. Performance Awards may also be forfeited if the Committee determines that the Awardee has at any time engaged in activity harmful to the interest of or in competition with the Company, its subsidiaries or affiliates, except that the Committee shall have the authority to provide for the continuation of Performance Awards in whole or in part whenever in its judgment it shall determine that such continuation is in the best interests of the Company.  After the Performance Award grant has been made pursuant to Section 6.03, the award is non-forfeitable.

15.
Non-Assignability: Performance Awards may not be pledged, assigned or transferred for any reason during the Awardee's lifetime, and any attempt to pledge, assign or transfer shall be void and the relevant Performance Award shall be forfeited, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The naming of a beneficiary does not constitute a transfer.

16.
Beneficiary Upon Awardee's Death: An Awardee's Performance Award shall be transferable at his or her death to the beneficiary designated by the Awardee on forms prescribed by and filed with the Committee, but not including Performance Awards for which an election has been made to receive Dividend Units. Upon the death of an Awardee, such beneficiary shall succeed to the rights of the Awardee. If no such designation of a beneficiary has been made, the Performance Awards shall succeed to his or her legal representatives and shall be transferable by will or pursuant to the laws of descent and distribution. No provision of this Section 16 shall however reduce Performance Goal requirements of Section 6. Death of the Awardee prior to the end of the performance period may result in a reduced Performance Award, based upon a pro rata evaluation by the Committee of the portion of the goal achieved prior to the Awardee's death.  Payment will occur in the same time and in the same manner as if the awardee had not died prior to completion of the performance period.

17.	General Provisions

17.01.
Nothing contained in the Plan, or in any Performance Award granted pursuant to the Plan, shall confer upon any Executive Officer any right with respect to continuance of employment by the Company, a subsidiary or affiliate, nor interfere in any way with the right of the Company, a subsidiary or affiliate to terminate the employment of any Executive Officer at any time with or without assigning any reason therefore, nor confer any right with respect to continuance as an Executive Officer, member of the Executive Committee or member of the Board of Directors.

17.02.
Appropriate provision may be made for all taxes required to be withheld in connection with any Performance Award, the maturity thereof and the transfer of shares of Common Stock with respect to any federal, state or local withholding taxes whether domestic or foreign. In the case of the payment of Performance Awards in the form of Common Stock, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the amount to be withheld or to allow the Awardee to pay the withholding tax in such stock.

17.03.
If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

17.04.
Without amending the Plan, Performance Awards may be granted to Executive Officers who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan or to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; and the Secretary or any Assistant Secretary of the Company is authorized to certify the approval of any such supplements, amendments, restatements or alternative versions as though they were approved by the shareholders of the Company provided, however, that no such supplements, amendments, restatements or alternative versions shall (a) increase the limitations contained in Section 6.02 of this Plan or (b) cause this Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or Section 162(m) of the Internal Revenue Code.

17.05.
To the extent the U.S. federal laws (such as the Securities Exchange Act of 1934, the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974, all as amended) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware and construed accordingly.

17.06.
The Committee may amend any outstanding Performance Awards to the extent it deems appropriate consistent with the reporting requirements of the Exchange Act and the Internal Revenue Code. Such amendment may be unilateral by the Company, except in the case of amendments adverse to the Awardee, in which case the Awardee's consent is required to any such amendment.

17.07.     Notwithstanding any other provision of the Plan to the contrary:

 (i) Deferred Stock: Upon the occurrence of a Change in Control, an Awardee's right to receive the number of shares of Deferred Stock credited to his or her account shall not be forfeitable under any circumstances, including but not limited to those circumstances set forth in Section 14 of the Plan. The Company shall deliver to the Awardee or his or her beneficiary the shares of Deferred Stock credited to his or her account on the thirtieth day following the occurrence of a Change in Control. The Committee shall have no discretion or authority to alter or delay the amount or form of payment of the Awardee's shares of Deferred Stock.

(ii) Elective Deferral: Upon the occurrence of a Change in Control, an Awardee's rights shall be as described in the Elective Deferral Plan.

18.
Rule 16b-3 Transition: The Plan is intended to comply with and be subject to Rule 16b-3 of the Exchange Act, as in effect prior to May 1, 1991. The Committee may at any time elect that the Plan shall be subject to Rule 16b-3 as in effect on and after May 1, 1991.

19.
Awardees' Rights Unsecured: The right of the Awardee or his or her designated beneficiary to receive a distribution of Deferred Cash or Deferred Stock hereunder shall be an unsecured claim against the general assets of the Company, and neither the Awardee nor his or her designated beneficiary shall have any rights in or against any amount credited to his or her account or any other specific assets of the Company. All amounts credited to an account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. An account may not be encumbered or assigned by an Awardee or any beneficiary.